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                                                                      EXHIBIT 99


                                              Contact:  Linda Linsalata
                                                        Chief Financial Officer
                                                        Spacetec IMC Corporation
                                                        (508) 970-0330 Ext. 150


FOR IMMEDIATE RELEASE:

     LOWELL, MASS. - JULY 10, 1996 - the board of Spacetec IMC Corporation

(Nasdaq: SIMC) today announced that it has authorized the repurchase, from time to time, of up to 100,000 shares of Spacetec IMC Corporation stock on the open market or in negotiated transactions, depending upon market conditions and other factors. This program will become effective two days after the results for the first quarter of fiscal year 1997 are published. Spacetec IMC Corporation has approximately 7.3 million shares of common stock outstanding.


     Spacetec IMC Corporation is a leading provider of three-dimensional interactive motion control input hardware controllers and software systems for workstations and personal computers.

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